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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ACORDA THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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ACORDA THERAPEUTICS, INC.
15 Skyline Drive, Hawthorne, New York 10532

April 18, 2008

Dear Stockholder:

        You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Acorda Therapeutics, Inc., which will be held at the Westchester Marriott, 670 White Plains Road, Tarrytown, New York 10591, commencing at 2:00 p.m., local time, on May 21, 2008.

        The following pages contain the formal notice of the 2008 Annual Meeting and the related Proxy Statement. Acorda Therapeutics' Annual Report for the fiscal year ended December 31, 2007 is enclosed with this proxy material. The Annual Report is not to be regarded as proxy solicitation material.

        Matters to be considered and voted on at the 2008 Annual Meeting are set forth in the Proxy Statement. You are encouraged to carefully review the Proxy Statement and attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. If you cannot attend the Annual Meeting in person, please be sure to sign, date and return the enclosed proxy card in the accompanying reply envelope so that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

        We look forward to meeting you on May 21, 2008 and discussing with you the business of our company.

Sincerely,
Ron Cohen, M.D. President and Chief Executive Officer

ACORDA THERAPEUTICS, INC.
15 Skyline Drive, Hawthorne, New York 10532

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	2:00 p.m., local time, on May 21, 2008
Place:	Westchester Marriott 670 White Plains Road, Tarrytown, NY 10591
Items of Business:	(1) To elect three Class III directors for a term expiring on the date of our 2011 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.
(2) To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2008.
(3) To consider such other business as may properly come before the 2008 Annual Meeting of Stockholders (the "2008 Annual Meeting").
Adjournments and Postponements:
Any action on the items of business described above may be considered at the 2008 Annual Meeting at the time and on the date specified above or at any time and date to which the 2008 Annual Meeting may be properly adjourned or postponed.
Record Date:	You are entitled to vote only if you were a stockholder of Acorda Therapeutics as of the close of business on April 7, 2008.
Meeting Admission:
You are entitled to attend the 2008 Annual Meeting only if you were an Acorda Therapeutics stockholder as of the close of business on the record date or hold a valid proxy for the 2008 Annual Meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement dated prior to April 7, 2008, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2008 Annual Meeting.

Voting:
Your vote is very important. Whether or not you plan to attend the 2008 Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy card or voting instructions as soon as possible. You may submit your proxy card or voting instructions by completing, signing, dating and returning your proxy card or voting instructions card in the pre-addressed envelope provided. For specific instructions on how to vote, please refer to the "Questions and Answers" section beginning on page 1 of the Proxy Statement.

By the Order of the Board of Directors
Jane Wasman Executive Vice President, General Counsel and Corporate Secretary

April 18, 2008

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE 2008 ANNUAL MEETING OF STOCKHOLDERS	1
PROPOSAL ONE: ELECTION OF DIRECTORS	7
Recommendation of the Board of Directors	7
Nominees Standing for Election for the Term Expiring in 2011—Class III Directors	8
Directors Whose Terms Expire in 2009—Class I Directors	8
Directors Whose Terms Expire in 2010—Class II Directors	9
Director Independence	10
Attendance at Board and Committee Meetings	10
Committees of the Board of Directors	10
Director Qualifications and Director Nomination Process	11
Stockholder Communication with the Board of Directors	13
Board and Committee Fees	13
2007 Non-Employee Director Compensation	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	15
INFORMATION CONCERNING EXECUTIVE OFFICERS	18
COMPENSATION COMMITTEE REPORT	19
COMPENSATION DISCUSSION AND ANALYSIS	19
EXECUTIVE COMPENSATION	23
2007 Summary Compensation Table	23
Stock Option Information for the Year Ended December 31, 2007	24
2007 Grants of Plan-Based Awards Table	24
Outstanding Equity Awards at December 31, 2007	25
2007 Option Exercises and Stock Vested	27
Executive Employment Agreements	27
Potential Payments Upon Termination or Change in Control	30
Other Compensation	30
Compensation Committee Interlocks and Insider Participation	31
Section 16(a) Beneficial Ownership Reporting Compliance	31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	31
AUDIT COMMITTEE REPORT	32
PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS	32
Ratification of Appointment of KPMG LLP	32
Pre-approval Policies and Procedures	33
Recommendation of the Board of Directors	33
OTHER BUSINESS	33
ADDITIONAL INFORMATION	33
Householding	33
Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders	34
Annual Report	34

i

ACORDA THERAPEUTICS, INC.
PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 21, 2008
QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE 2008 ANNUAL MEETING OF STOCKHOLDERS

Q:
Why am I receiving these materials?

A:
The Board of Directors (the "Board") of Acorda Therapeutics, Inc., a Delaware corporation (which may be referred to in this proxy statement as "we," "us," "our," the "Company" or "Acorda Therapeutics"), is providing these proxy materials to you in connection with our 2008 Annual Meeting of Stockholders (the "2008 Annual Meeting"), which will take place on May 21, 2008. As a stockholder on the Record Date (as defined below), you are invited to attend the 2008 Annual Meeting and are entitled and requested to vote on the items of business described in this proxy statement (the "Proxy Statement"). This Proxy Statement and accompanying proxy card or voting instruction card are being mailed on or about April 18, 2008 to all stockholders entitled to vote at the 2008 Annual Meeting.

Q:
What information is contained in this Proxy Statement?

A:
The information included in this Proxy Statement relates to the proposals to be voted on at the 2008 Annual Meeting, the voting process, the compensation of directors and the most highly paid executive officers, beneficial ownership of the Company's common stock, and certain other required information.

Q:
What items of business will be voted on at the 2008 Annual Meeting?

A:
The items of business scheduled to be voted on at the 2008 Annual Meeting are:

•
The election of three Class III directors for a term expiring on the date of our 2011 Annual Meeting of Stockholders, or at such time as their successors have been duly elected and qualified.

•
The ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2008 (the "2008 Fiscal Year").

        We will also consider other business that properly comes before the 2008 Annual Meeting.

Q:
How does the Board recommend that I vote?

A:
Our Board recommends that you vote your shares "FOR" the nominees to the Board and "FOR" the ratification of the appointment of KPMG LLP as our independent auditors for the 2008 Fiscal Year.

Q:
Who is entitled to vote at the 2008 Annual Meeting?

A:
Only stockholders of record at the close of business on April 7, 2008 are entitled to vote at the 2008 Annual Meeting. We refer to this date as our "Record Date."

  You may vote all shares of Acorda Therapeutics common stock you own as of the Record Date, including (1) shares that are held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

  On the Record Date, we had 32,659,012 shares of common stock issued and outstanding.

Q:
What are the voting rights of the Company's holders of common stock?

A:
Each outstanding share of the Company's common stock owned as of the Record Date will be entitled to one vote on each matter considered at the meeting.

Q:
What is the difference between holding shares as a stockholder of record and holding shares as a beneficial owner?

A:
Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. We have summarized below some of the distinctions between being a stockholder of record and being a beneficial owner:

    Stockholder of Record

    If your shares are registered directly in your name, or as a joint holder, with our transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent to you directly by Acorda Therapeutics. As a stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2008 Annual Meeting. We have enclosed a proxy card for you to use.

    Beneficial Owner

    If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker or other nominee. As a beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the 2008 Annual Meeting.

    Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the 2008 Annual Meeting. Your broker, trustee or nominee has enclosed or has previously provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:
How can I attend the 2008 Annual Meeting?

A:
You are entitled to attend the 2008 Annual Meeting only if you were a stockholder of record of our common stock as of the close of business on the Record Date or you hold a valid proxy for the 2008 Annual Meeting. You should be prepared to present photo identification for admittance. A list of stockholders eligible to vote at the 2008 Annual Meeting will be available for inspection at the 2008 Annual Meeting and for a period of ten days prior to the 2008 Annual Meeting, during regular business hours, at our principal executive office, which is located at 15 Skyline Drive, Hawthorne, New York 10532.

  If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement dated prior to April 7, 2008, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If, upon request, you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2008 Annual Meeting.

  The 2008 Annual Meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 1:30 p.m., local time, and you should allow ample time for the check-in procedures.

Q:
How can I vote?

A:
Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2008 Annual Meeting.

  You may vote by mail:    If you are a stockholder of record of our common stock, you may submit your proxy by completing, signing and dating the enclosed proxy card and mailing it in the accompanying pre-addressed envelope. If you are a stockholder who holds shares beneficially in street name, you may vote by mail by completing, signing and dating the enclosed voting instruction card provided by your broker, trustee or nominee and mailing it in the accompanying pre-addressed envelope.

  You may vote in person at the 2008 Annual Meeting:    Shares held in your name as the stockholder of record may be voted in person at the 2008 Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares. Even if you plan to attend the 2008 Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the 2008 Annual Meeting.

Q:
How are my votes cast when I return a proxy card?

A:
When you sign the proxy card, you appoint Dr. Ron Cohen, our President and Chief Executive Officer, and Jane Wasman, our Executive Vice President, General Counsel and Corporate Secretary, as your representatives at the 2008 Annual Meeting. Either Dr. Cohen or Ms. Wasman will vote your shares at the 2008 Annual Meeting as you have instructed them on the proxy card. Dr. Cohen and Ms. Wasman are also entitled to appoint substitutes to act on their behalf.

Q:
Can I change my vote?

A:
Yes. You may change your vote at any time prior to the vote at the 2008 Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the 2008 Annual Meeting and voting in person. For your written notice of revocation to be effective, it must be received by our Corporate Secretary at our principal executive offices no later than May 20, 2008. Attendance at the 2008 Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or if you cast a new vote. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the 2008 Annual Meeting and voting in person.

Q:
Who can help answer my questions?

A:
If you have any questions about the 2008 Annual Meeting or how to vote or revoke your proxy, you should contact our investor relations department at (914) 347-4300. You may also contact them if you need additional copies of this Proxy Statement or voting materials.

Q:
Is my vote confidential?

A:
Proxy cards, ballots and voting instructions and tabulations that identify individual stockholders will be tabulated by Registrar and Transfer Company and will be handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Acorda Therapeutics or to third parties, except as necessary to meet applicable legal requirements and to allow for the tabulation of votes and certification of the vote.

Q:
How many shares must be present or represented to conduct business at the 2008 Annual Meeting?

A:
The quorum requirement for holding the 2008 Annual Meeting and transacting business is that holders of a majority of shares of Acorda Therapeutics' common stock entitled to vote must be present in person or represented by proxy at the 2008 Annual Meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:
What if a quorum is not present at the 2008 Annual Meeting?

A:
If a quorum is not present or represented at the 2008 Annual Meeting, the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or if no stockholder is present, any officer entitled to preside or to act as secretary of such meeting, may adjourn the 2008 Annual Meeting until a quorum is present or represented. The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice will be given, unless the adjournment is for more than 30 days from the date of the original meeting or a new record date is set for the adjourned meeting.

Q:
How are votes counted?

A:
In the election of the directors, you may vote "FOR" a nominee or you may "WITHHOLD AUTHORITY" with respect to a nominee. For other items of business, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," the abstention has the same effect as a vote "AGAINST." If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (in the case of the 2008 Annual Meeting, "FOR" the three nominees to the Board and "FOR" the ratification of the independent auditors, and in the discretion of the proxy holders on any other matters that properly come before the 2008 Annual Meeting).

Q:
What vote is required to approve each of the proposals?

A:
The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the 2008 Annual Meeting is required to elect the three nominees to the Board. In the election of the directors, the nominees receiving the highest number of "FOR" votes at the 2008 Annual Meeting will be elected. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to a nominee will not be voted with respect to that nominee, although it will be counted for purposes of determining whether there is a quorum.

  The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the 2008 Annual Meeting is required to ratify the appointment of KPMG LLP as our independent auditors for the 2008 Fiscal Year.

  If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Q:
What happens if a nominee is unable to stand for election?

A:
If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or substitute a nominee. If a substitute nominee is selected, the proxy holders,

  Dr. Cohen and Ms. Wasman, will vote your shares for the substitute nominee, unless you have withheld authority.

Q:
What happens if additional matters are presented at the 2008 Annual Meeting?

A:
Other than the two items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2008 Annual Meeting. If you grant a proxy, the persons named as proxyholders, Dr. Cohen and Ms. Wasman, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2008 Annual Meeting.

Q:
Who will serve as inspector of elections?

A:
Registrar and Transfer Company will tabulate votes and a representative of Registrar and Transfer Company will act as inspector of elections.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:
Who will bear the cost of soliciting votes for the 2008 Annual Meeting?

A:
Acorda Therapeutics is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees. These individuals will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to stockholders.

Q:
Where can I find the voting results of the 2008 Annual Meeting?

A:
We intend to announce preliminary voting results at the 2008 Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of the 2008 Fiscal Year.

Q:
What if I have questions for Acorda Therapeutics' transfer agent?

A:
Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, transfers or ownership or other matters pertaining to your stock account.

Registrar and Transfer Company
10 Commerce Drive
Cranford, NJ 07016
Telephone: 908-497-2300

Q:
What is the deadline for submitting proposals for inclusion in Acorda Therapeutics' proxy statement for the 2009 Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A:
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2009 Annual Meeting of Stockholders, by submitting their proposals to us in a timely manner. To be considered at our 2009 Annual Meeting, nominations of persons for election to our Board and/or proposals for business to be conducted at the meeting must be properly submitted and received by us, in accordance with the provisions of our Amended and Restated Bylaws (the "Amended and Restated Bylaws") not less than 90 days or more than 120 days prior to May 21, 2009 and otherwise comply with the requirements of Rule 14a-8. For more information on how to submit proposals, see the section titled "Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders" at the end of this Proxy Statement. You may contact the Corporate Secretary of Acorda Therapeutics, at our principal executive office, for a copy of the relevant provisions of our Amended and Restated Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL ONE: ELECTION OF DIRECTORS

        Our Board currently consists of eight members and is divided into three classes. Each class holds office for a term of three years. These classes currently consist of four authorized members in Class III, whose terms expire at the 2008 Annual Meeting, and three authorized members in each of Class I and Class II, whose terms expire in 2009 and 2010, respectively. In order to provide for more balanced classes of directors, in March 2008, the Board adopted resolutions to, effective immediately prior to the 2008 Annual Meeting, (i) reduce the authorized number of directors from ten to nine, (ii) reduce the number of authorized Class III directors from four to three, and (iii) elect Barclay A. Phillips, a current Class III director, as a Class I director whose term will expire in 2009.

        This year's nominees for director, Ron Cohen, Lorin J. Randall and Steven M. Rauscher, have been nominated by the Board for a term of three years expiring on the date of our 2011 Annual Meeting of Stockholders or at such time as their respective successors are duly elected and qualified. Dr. Cohen, Mr. Randall and Mr. Rauscher are currently directors of the Company. Proxies cannot be voted for a greater number of persons than the number of nominees named above.

        If any of those candidates should become unavailable for election, the shares represented by the proxies solicited for the 2008 Annual Meeting will be voted for such substitute nominee as may be determined by the Board. The Board has no reason to expect that Dr. Cohen, Mr. Randall or Mr. Rauscher will not be a candidate for director at the 2008 Annual Meeting. In voting for directors, for each share of common stock held as of the Record Date, stockholders are entitled to cast one vote in favor of the candidate, or to withhold authority from voting for the candidate. Unless a stockholder requests that voting of the proxy be withheld for the nominee for director by so directing on the proxy card, the shares represented by the accompanying proxy will be voted "FOR" the election of Dr. Cohen, Mr. Randall and Mr. Rauscher.

        The election of a director requires the affirmative vote of a plurality of the shares of common stock present or represented and entitled to vote at the 2008 Annual Meeting.

        Certain information concerning the nominees and those directors whose terms of office will continue following the 2008 Annual Meeting is set forth below.

Recommendation of the Board of Directors

  The Board of Directors recommends that the stockholders vote for Proposal One.

        The following table sets forth information as of December 31, 2007 with respect to our directors and nominees for election at the 2008 Annual Meeting.

Name	Age	Position(s)
Ron Cohen, M.D.	52	President, Chief Executive Officer, Director and Nominee
Barry Greene(1)	44	Director
Sandra Panem, Ph.D.(2),(4)	61	Director
Barclay A. Phillips(3),(4)	45	Director
Lorin J. Randall(3),(4)	64	Director and Nominee
Steven M. Rauscher(2),(4)	54	Director and Nominee
Ian Smith(3)	42	Director
Wise Young, Ph.D., M.D.(2)	58	Director

(1)
Member of our Compliance Committee.

(2)
Member of our Compensation Committee.

(3)
Member of our Audit Committee.

(4)
Member of our Nominations and Governance Committee ("Nominations Committee").

Nominees Standing for Election for the Term Expiring in 2011—Class III Directors

        Ron Cohen, M.D., has served as our President and Chief Executive Officer since he founded Acorda in 1995. Dr. Cohen previously was a principal in the startup of Advanced Tissue Sciences, Inc., a biotechnology company engaged in the growth of human organ tissues for transplantation uses. Dr. Cohen received his B.A. degree with honors in Psychology from Princeton University, and his M.D. from the Columbia College of Physicians & Surgeons. He completed a residency in Internal Medicine at the University of Virginia Medical Center, and is Board Certified in Internal Medicine. Dr. Cohen is Chairman Emeritus of the board of the New York Biotechnology Association. He also serves as a member of the Health Care Governing Body and the Emerging Company Section of the board of the Biotechnology Industry Organization (BIO), and as a member of the Columbia-Presbyterian Health Sciences Advisory Council. Dr. Cohen is a recipient of the 2007 Ernst & Young Entrepreneur of the Year Award for the New York Metropolitan Region, and an inductee into the National Spinal Cord Injury Association's "Spinal Cord Injury Hall of Fame."

        Lorin J. Randall has been a member of our Board since January 2006. Mr. Randall, a financial consultant, was Senior Vice President and Chief Financial Officer of Eximias Pharmaceutical Corporation, a development-stage drug development company, from 2004 to 2006. From 2002-2004, Mr. Randall served as Senior Vice President and Chief Financial Officer of i-STAT Corporation, a publicly-traded manufacturer of medical diagnostic devices which was acquired by Abbott Laboratories in 2004. From 1995 to 2001, Mr. Randall was Vice President and Chief Financial Officer of CFM Technologies, Inc. a publicly traded manufacturer of semiconductor manufacturing equipment. Mr. Randall previously served on the board of Quad Systems Corporation, a publicly-traded manufacturer of electronics manufacturing equipment where he served as Chairman of the Audit Committee. He currently serves on the Boards of Directors of Athersys, Inc., Opexa Therapeutics, Inc., and Tengion Inc. Mr. Randall received a B.S. in accounting from The Pennsylvania State University and an M.B.A. from Northeastern University.

        Steven M. Rauscher has served on our Board since March 2005. He is President and CEO of Oscient Pharmaceuticals Corporation, a commercial stage biopharmaceutical company. He joined Oscient in 2000 having served as a member of the Board of Directors since 1993. Previously, Mr. Rauscher was CEO of AmericasDoctor, a company providing clinical research services to the pharmaceutical industry. Prior to AmericasDoctor, he held a number of leadership positions at Abbott Laboratories, including Vice President of Corporate Licensing, Vice President of Business Development, International Division and Vice President of Sales, U.S. Pharmaceuticals. Mr. Rauscher received a B.S. from Indiana University and an M.B.A. from the University of Chicago.

Directors Whose Terms Expire in 2009—Class I Directors

        Barclay A. Phillips has been a member of our Board since September 2004 and is currently a Class III director. As discussed above, Mr. Phillips will be elected a Class I director immediately prior to the 2008 Annual Meeting. Mr. Phillips has been a Managing Director of Vector Fund Management, a venture capital firm focused on investments in the life sciences and healthcare industry, since 1999. From 1991 to 1999, Mr. Phillips served in various roles including Director of Private Placements and Biotechnology Analyst for INVESCO Funds Group, Inc. From 1985 to 1990, Mr. Phillips held positions in sales and trading with Paine Webber, Inc. and Shearson Lehman Hutton, Inc. Mr. Phillips currently serves on the board of directors of Micromet, Inc. Mr. Phillips received a B.A. in economics from the University of Colorado.

        Barry Greene has been a member of our Board since January 2007. Mr. Greene currently serves as President and Chief Operating Officer of Alnylam Pharmaceuticals, Inc. Mr. Greene joined Alnylam in September 2003, bringing over 15 years of experience in the healthcare industries and in consulting. Prior to Alnylam, he was General Manager of Oncology at Millennium Pharmaceuticals, Inc., where he led the company's global strategy and execution for its oncology business including strategic business direction and execution, culminating in the successful approval and launch of VELCADE (bortezomib) in mid-2003. Prior to joining Millennium in February 2001, Mr. Greene served as Executive Vice President and Chief Business Officer for Mediconsult.com. Prior to Mediconsult.com, Mr. Greene's past experiences included being Vice President of Marketing and Customer Services for AstraZeneca (formerly AstraMerck); Vice President Strategic Integration with responsibility for the AstraZeneca North American post-merger integration; and partner of Andersen Consulting, responsible for the pharmaceutical/biotechnology marketing and sales practice. Mr. Greene received his B.S. in Industrial Engineering from the University of Pittsburgh and serves as a Senior Scholar at Duke University, Fuqua School of Business.

        Ian Smith has been a member of our Board since February 2007. Mr. Smith currently serves as Executive Vice President and Chief Financial Officer of Vertex Pharmaceuticals, Inc., a position he has held since February 2006. From November 2003 to February 2006, he was Senior Vice President and Chief Financial Officer, and from October 2001 to November 2003, he served as Vice President and Chief Financial Officer, at Vertex. From 1999 to 2001, Mr. Smith served as a partner in the Life Science and Technology Practice Group of Ernst & Young LLP. Mr. Smith initially joined Ernst & Young's U.K. firm in 1987, and then joined its Boston office in 1995. Mr. Smith currently is a member of the boards of directors of Predix Pharmaceuticals, Inc. and TolerRx Inc. Mr. Smith holds a B.A. in accounting and finance from Manchester Metropolitan University, U.K., is a member of the American Institute of Certified Public Accountants and is a Chartered Accountant of England and Wales.

Directors Whose Terms Expire 2010—Class II Directors

        Sandra Panem, Ph.D., has been a member of our Board since 1998. She is currently a partner at Cross Atlantic Partners, which she joined in 2000. From 1994 to 1999, Dr. Panem was President of Vector Fund Management, the then asset management affiliate of Vector Securities International. Prior thereto, Dr. Panem served as Vice President and Portfolio Manager for the Oppenheimer Global BioTech Fund, a mutual fund that invested in public and private biotechnology companies. Previously, she was Vice President at Salomon Brothers Venture Capital, a fund focused on early and later-stage life sciences and technology investments. Dr. Panem was also a Science and Public Policy Fellow in economic studies at the Brookings Institution, and an Assistant Professor of Pathology at the University of Chicago. She received a B.S. in biochemistry and Ph.D. in microbiology from the University of Chicago. Dr. Panem currently serves on the boards of directors of Labcyte, Inc. and GenomeQuest, Inc., as well as the New York Biotechnology Association.

        Wise Young, Ph.D., M.D., has been a member of our Board and of our scientific advisory board since the founding of the company in 1995. Dr. Young has been at Rutgers University since 1997, where he serves as Professor and Chair of the Department of Cell Biology and Neuroscience, Professor II and Director of the Neuroscience Center and founder of the W.M. Keck Center for Neuroscience. Dr. Young is one of the preeminent scientists in the fields of spinal cord injury and neurotrauma, SCI animal models, and the pharmacological therapy of SCI. He was the Principal Investigator for the Multicenter Animal Spinal Cord Injury Study, funded by the National Institutes of Health; is editor-in-chief of Current Concepts in Critical Care and Trauma; and serves on numerous editorial boards, including those of Experimental Neurology, Journal of Neurotrauma, Brain Research and Stroke. Dr. Young has received the Wakeman Award for Research in Neurosciences, and a Jacob Javits Neuroscience Award from the National Institute of Neurological Disorder and Stroke. He is also a member of the Scientific Advisory Council of the American Paralysis Association and of the National

Acute Spinal Cord Injury Study executive committee. Dr. Young received a B.A. in biology and chemistry from Reed College, a Ph.D. in physiology and biophysics from the University of Iowa and an M.D. from Stanford University.

Director Independence

        The Board has determined that Mr. Greene, Dr. Panem, Mr. Phillips, Mr. Randall, Mr. Smith, Mr. Rauscher, and Dr. Young are "independent directors" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards (each an "Independent Director").

Attendance at Board and Committee Meetings

        Our Board met 15 times during 2007, excluding committee meetings. All of the directors attended at least 75 percent of all Board meetings and meetings of the committees on which they serve, except Wise Young, who attended 60 percent of Board meetings and 43 percent of Compensation Committee meetings. Although we have no formal policy with respect to director attendance at our annual meetings of stockholders, we encourage our directors to attend.

Committees of the Board of Directors

        The Board has established an Audit Committee, a Compensation Committee, a Nominations Committee and a Compliance Committee, each of which is comprised solely of Independent Directors. The following lists the members of each committee as well as the primary responsibilities of each committee.

  Audit Committee and Audit Committee Financial Experts

        Our Audit Committee currently consists of three members: Mr. Randall (chairperson), Mr. Phillips and Mr. Smith. Our Board has determined that Mr. Randall and Mr. Smith each qualify as an "audit committee financial expert" as that term is defined in Item 407(d) of Regulation S-K of the Securities Act.

        Our Audit Committee is responsible for:

  •
  approving and retaining the independent auditors to conduct the annual audit of our books and records;

  •
  reviewing the proposed scope and results of the audit;

  •
  reviewing and pre-approving the independent auditors' audit and non-audit services rendered;

  •
  approving the audit fees to be paid;

  •
  reviewing accounting and financial controls with the independent auditors and our financial and accounting staff;

  •
  reviewing and approving transactions between us and our directors, officers and affiliates;

  •
  recognizing and preventing prohibited non-audit services;

  •
  establishing procedures for complaints received by us regarding accounting matters; and

  •
  overseeing internal audit functions when implemented.

        All audit services and non-audit services to be provided to us by our independent auditor must be approved in advance by our Audit Committee. KPMG LLP currently serves as our independent auditor. Our Board has adopted a written charter for the Audit Committee which is available on our website, www.acorda.com under "Corporate Governance—Committee Charters." The Audit Committee met four times in 2007.

  Compensation Committee

        Our Compensation Committee consists of three members: Dr. Panem (chairperson), Mr. Rauscher and Dr. Young. Our Compensation Committee is responsible for:

  •
  reviewing, approving and (where appropriate) recommending for the approval of the full Board the compensation arrangements for executives, including the compensation for our president and chief executive officer;

  •
  establishing and reviewing general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals; and

  •
  administering our stock incentive plan and annual bonus pool.

        Our Board has adopted a written charter for the Compensation Committee which is available on our website, www.acorda.com under "Corporate Governance—Committee Charters." The Compensation Committee met seven times in 2007.

  Nominations Committee

        Our Nominations Committee consists of four members: Mr. Randall (Chairperson), Dr. Panem, Mr. Phillips and Mr. Rauscher. The Nominations Committee is responsible for identifying potential candidates to serve on our Board and overseeing an annual evaluation of the Board. Our Board has adopted a written charter for the Nominations Committee which is available on our website, www.acorda.com under "Corporate Governance—Committee Charters." The Nominations Committee met one time in 2007.

  Compliance Committee

        Our Compliance Committee, which was established in May 2007, currently consists of one member, Mr. Greene (Chairperson). The Compliance Committee is responsible for overseeing our compliance with non-financial legal and regulatory requirements, including those related to product safety and quality and the development, manufacturing, distribution and sale of our products. Our Board has adopted a written charter for the Compliance Committee which is available on our website, www.acorda.com under "Corporate Governance—Committee Charters." The Compliance Committee met two times in 2007.

Director Qualifications and Director Nomination Process

  Qualifications for Director Candidates

        The Nominations Committee and the Board do not believe that it is in our best interests to establish rigid criteria for the selection of prospective director candidates. Rather, the Nominations Committee and the Board recognize that the challenges and needs we face will change over time and, accordingly, believe that the selection of director candidates should be based on skill sets relevant to the issues we face or are likely to face at the time of nomination. As a result, the priorities and emphasis of the Nominations Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective members of our Board. At the same time, the Nominations Committee and the Board strongly believe that we benefit from diversity in age, skills, background and experience. We therefore seek director candidates who, in addition to general management experience and business knowledge, possess an expertise in one or more of the following areas: business, medicine, scientific research, drug discovery and development, health care, pharmaceuticals, finance, law, corporate governance, risk assessment, and investor relations. In addition, there are certain general attributes that the Nominations Committee and the Board believe all prospective director candidates must possess in order to be recommended to the Board, including:

  •
  a commitment to professional integrity and ethics;

  •
  demonstrated leadership ability and the ability to exercise sound business judgment;

  •
  independence from conflict or direct economic relationship with the Company; and

  •
  a willingness to devote the required amount of time to attend Board and committee meetings and to otherwise carry out the duties and responsibilities of Board membership.

        Other than the foregoing, there are no stated minimum criteria for director candidates. The Nominations Committee will ensure that at all times, at least a majority of the members of our Board meet the definition of "independent director" under the Nasdaq Global Market qualification standards and that director candidates also meet the specific requirements set forth in the rules of the Nasdaq Global Market and in the rules of the SEC regarding membership on committees of the Board.

        In considering re-nomination criteria, the Nominations Committee reviews each director's past attendance at meetings and participation in and contributions to the activities of the Board, as well as whether the director's qualifications and skills are consistent with the Company's current needs and whether the director is willing to continue in service. If any member of our Board does not wish to continue in service or if our Board decides not to nominate a member for re-election, the Nominations Committee will identify the skills and experience desired in a new director candidate.

  Identification and Evaluation of Director Candidates

        The Nominations Committee uses a variety of methods for identifying director candidates. The Nominations Committee may receive suggestions for potential director candidates from current members of the Board, our executive officers or other sources, which may be either unsolicited or in response to requests from the Nominations Committee for such candidates. The Nominations Committee may also, from time to time, engage firms that specialize in identifying and evaluating potential director candidates. As described below, the Nominations Committee will also consider candidates recommended by stockholders.

        The Nominations Committee regularly assesses the appropriate size and composition of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs. Once an individual has been identified by the Nominations Committee as a potential director candidate, the Nominations Committee makes an initial determination as to whether to conduct a full evaluation of the prospective director candidate based upon various factors, including, but not limited to: the information submitted with the nomination, the Board's own knowledge of the prospective director candidate, and whether the prospective director candidate could satisfy the minimum criteria established by the Nominations Committee. The Nominations Committee then decides whether to do a comprehensive evaluation of a prospective director candidate, which includes one or more interviews with the candidate. In addition, the Nominations Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. After completing its evaluation, the Nominations Committee makes its recommendation to the full Board as to any person it determines should be considered by the Board. The Board then considers and designates its nominees.

  Stockholder Recommendations of Director Candidates

        The Nominations Committee does not have a formal policy regarding consideration of director candidates recommended by stockholders. The Nominations Committee will consider director candidates suggested by our stockholders, provided that the recommendations are made in accordance with the procedures required under our Amended and Restated Bylaws and described in this Proxy Statement in the section titled "Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders." Stockholder nominees whose nominations comply with these procedures and who meet the criteria outlined above will be evaluated by the Nominations Committee in the same manner as the Nominations Committee's nominees.

Stockholder Communication with the Board of Directors

        Stockholders may communicate with the Board by sending a letter to Acorda Therapeutics Board of Directors c/o Corporate Secretary, 15 Skyline Drive, Hawthorne, New York 10532. The Corporate Secretary will receive and review all correspondence and forward it to the Chairman of the Board, the Chairman of the Audit Committee or to any individual director or directors to whom the communication is directed, as appropriate. Notwithstanding the above, the Corporate Secretary has the authority to discard or disregard any communication that is unduly hostile, threatening, illegal or otherwise inappropriate, or to take any other appropriate actions with respect to such communications.

Board and Committee Fees

        The Board adopted an outside director compensation policy in August 2006, which was replaced by a new policy adopted by the Board in August 2007. Both policies include a cash retainer component, consisting of a base retainer for services as a director and additional cash retainer amounts for service as a chair or member of a committee. Under the 2006 policy, the cash retainers were applicable retroactive to February 15, 2006. Under the 2007 policy, which was also retroactively applied, the current retainers took effect on June 5, 2007, the date of the 2007 annual meeting of stockholders.

        Both policies also provide for an initial stock option grant and an annual stock option grant, although only Mr. Greene and Mr. Smith were granted initial stock options under the 2006 policy. The number of shares subject to each director's initial stock option grant was equal in face value to two times the annual total cash retainers payable to such director divided by the exercise price (which was the closing price of our common stock on the Nasdaq Global Market on the grant date). Under the 2006 policy, on December 1, 2006, each outside director was granted an annual option to purchase shares of our common stock. The number of shares subject to each director's option was equal in face value to 0.75 times the annual total cash retainers payable to such director divided by the exercise price (which was the closing price of our common stock on the Nasdaq Global Market on the grant date). The initial and annual options vested in four equal quarterly installments over a one-year period and have a term of ten years from the date of grant.

        Under the 2007 policy, on August 1, 2007, each outside director was granted an annual option to purchase 10,000 shares of common stock, vesting in four equal quarterly installments over a one-year period beginning June 5, 2007, the date of the Company's 2007 Annual Meeting. Each such option has an exercise price equal to the fair market value of our common stock on August 1, 2007 (the date of grant) and has a term of ten years from the date of grant. Under the 2007 policy, beginning with the 2008 Annual Meeting, each outside director will be granted an option to purchase 10,000 shares of our common stock on the date of the annual meeting. Such options will vest in four equal quarterly installments over a one-year period and will have terms of ten years from the date of grant. Under the 2007 policy, any new director will be granted an option to purchase 25,000 shares of our common stock, exercisable over a one-year period, on the same terms as the annual options.

        Directors are also reimbursed for appropriate expenses related to their service on our board of directors. Upon an outside director's termination of membership on our Board, all vested stock options remain exercisable for 12 months, or such longer period as the board of directors may determine in its discretion, to the extent consistent with Section 409A.

        Our compensation policy for outside directors, as adopted in August 2007, is set forth below.

Position	Annual Cash Retainer	Initial Option Grant	Annual Option Grant
Base Fee	$25,000	25,000 shares	10,000 shares
Lead Director/Chair	45,000	—	—
Audit Committee Chair	15,000	—	—
Compensation Committee Chair	12,000	—	—
Compliance Committee Chair	12,000	—	—
Nominations Committee Chair	10,000	—	—
Audit Committee Member	10,000	—	—
Compensation Committee Member	7,000	—	—
Compliance Committee Member	7,000	—	—

2007 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)(1)
Barry Greene(2)	$39,406	$92,196	$131,602
Sandra Panem, Ph.D.(3),(4),(5)	40,129	68,748	108,877
Barclay A. Phillips(4),(6),(7)	38,129	64,728	102,857
Lorin J. Randall(4),(6)	46,607	120,529	167,136
Steven M. Rauscher(3),(4)	35,129	178,254	213,383
Ian Smith(6)	35,728	87,770	123,498
Wise Young, Ph.D., M.D.(3)	30,695	63,363	94,058

(1)
The method and assumptions used to calculate the value of the options granted to our directors are discussed in note 2 to our financial statements. The following lists the grant date fair value of each award made to non-employee directors during 2007: Mr. Greene, $32,493, $10,831 and $127,000; Dr. Panem, $127,000; Mr. Phillips, $127,000; Mr. Randall, $127,000; Mr. Rauscher, $127,000; Mr. Smith, $32,510, $8,119 and $127,000 and Dr. Young, $127,000. The aggregate number of shares of our common stock subject to option awards outstanding and held by these individuals at December 31, 2007 were as follows: Mr. Greene, 13,740 shares; Dr. Panem, 15,774 shares; Mr. Phillips, 11,206 shares; Mr. Randall, 44,186 shares; Mr. Rauscher, 43,784 shares; Mr. Smith, 13,231 shares; and Dr. Young, 11,086 shares.

(2)
Member of our Compliance Committee.

(3)
Member of our Compensation Committee.

(4)
Member of our Nominations Committee.

(5)
Dr. Panem's compensation is paid to CAP Advisory Services, LLC.

(6)
Member of our Audit Committee.

(7)
Mr. Phillips is required by contractual agreements governing the limited partnerships (the "Partnerships") with which he is affiliated, to remit any and all compensation received by him, from entities in which the Partnerships are investors, to the Partnerships for the benefit of all limited partners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of March 1, 2008, with respect to the beneficial ownership of our common stock by:

  •
  each person who is known by us to beneficially own more than 5% of our common stock;

  •
  each of our directors and executive officers; and

  •
  all of our directors and executive officers as a group.

        Unless otherwise indicated, the address for each person or entity named below is c/o Acorda Therapeutics, Inc., 15 Skyline Drive, Hawthorne, New York 10532.

        Beneficial ownership is determined on the basis of the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 1, 2008 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. The percentage of beneficial ownership is based on 32,458,621 shares of common stock outstanding on March 1, 2008.

	Shares of Common Stock Beneficially Owned
	Number	Percent
5% Stockholders
Alger Associates, Inc/Fred Alger(1)	1,850,000	5.7%
Fidelity Entities(2)	2,539,450	7.8%
Millennium Management LLC(3)	1,905,858	5.9%
Morgan Stanley Entities(4)	1,953,189	6.0%
Ridgeback Entities(5)	2,628,762	8.1%
S.A.C. Capital Advisors(6)	2,654,661	8.2%
Executive Officers and Directors
Ron Cohen, M.D.(7)	934,187	2.9%
David Lawrence, M.B.A..(8)	129,412	*
Andrew R. Blight, Ph.D.(9)	205,835	*
Jane Wasman, J.D.(10)	104,739	*
Barry Greene(11)	11,240	*
Sandra Panem, Ph.D.(12)	510,750	1.6%
Barclay Phillips(13)	552,507	1.7%
Lorin J. Randall(14)	33,511	*
Steven Rauscher(15)	41,284	*
Ian Smith(16)	10,731	*
Wise Young, Ph.D., M.D.(17)	25,893	*
All directors and executive officers as a group (11 persons)	2,560,089	7.9%

*
Less than 1%.

(1)
Based on a Schedule 13G filed with the SEC on January 15, 2008 (the "Alger Associates, Inc./Fred Alger Management, Inc 13G"), by Alger Associates, Inc. and Fred Alger Management, Inc. owns 1,850,000 shares of common stock. The address of principal business office for Alger

  Associates, Inc. and Fred Alger Management, Inc. is 111 Fifth Avenue, New York, New York 10003.

(2)
Based on a Schedule 13G filed with the SEC on February 14, 2008 (the "Fidelity 13G"), by FMR Corp. ("FMR") and Edward C. Johnson III, FMR owns 2,539,450 shares of common stock. According to the Fidelity 13G, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR, is the beneficial owner of 2,539,450 shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the "Fidelity Funds"). Mr. Johnson and FMR, through its control of Fidelity and the Fidelity Funds each has sole power to dispose of the 2,539,450 shares of common stock owned by the Fidelity Funds. Neither FMR nor Mr. Johnson has sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds. The address of principal business office for FMR and Mr. Johnson is 82 Devonshire Street, Boston, Massachusetts, 02109.

(3)
Based on a Schedule 13D filed with the SEC on March 14, 2008, by Millenco LLC ("Millenco"), Millennium Management LLC ("Millennium Management"), is the manager of Millenco and consequently may be deemed to have voting control and investment discretion over securities owned by Millenco. Millennium Management, as the manager of Millenco, may also be deemed to beneficially own the shares of common stock beneficially owned by Millenco. Israel A. Englander ("Mr. Englander") is the managing member of Millennium Management. As a result, Mr. Englander may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium Management. Millenco owns 1,905,858 shares of common stock. Millenco maintains an open short position of 55,806 shares of common stock, which position is not netted against the number of shares beneficially owned by the reporting persons. The principal business address of Millennium Management LLC is 666 Fifth Avenue, 8th Floor, New York, New York 10103.

(4)
Based on a Schedule 13G filed with the SEC on February 14, 2008, by Morgan Stanley and Morgan Stanley Capital Services Inc., Morgan Stanley owns and has sole voting and dispositive power over 1,953,189 shares of common stock and Morgan Stanley Capital Services, Inc. owns and has sole voting and dispositive power over 1,932,040 shares of common stock. The address of principal business office for Morgan Stanley and Morgan Stanley Capital Services Inc. is 1585 Broadway, New York, New York, 10036.

(5)
Based on a Form 4 filed with the SEC on January 14, 2008 (the "Ridgeback Form 4"), by Ridgeback Capital Investments Ltd. ("RCI"), Ridgeback Capital Management LLC ("RCM") and Wayne Holman, RCI beneficially owns 2,628,762 shares of common stock. Mr. Holman and RCM do not own any shares of common stock directly. RCM maintains investment and voting power with respect to securities held by RCI and Mr. Holman controls RCM. Both Mr. Holman and RCM disclaim beneficial ownership of the shares of common stock covered by the Ridgeback Form 4, except to the extent of any pecuniary interest therein. The address of the principal business office of RCI, RCM and Mr. Holman is 430 Park Avenue, 12th Floor, New York, New York 10022.

(6)
Based on a Schedule 13G filed with the SEC on February 14, 2008 by S.A.C. Capital Advisors, LLC ("SAC Capital Advisors"), S.A.C. Capital Management, LLC ("SAC Capital Management"), S.A.C. Capital Associates, LLC ("SAC Capital Associates"), Sigma Capital Management, LLC ("Sigma Management"), and Steven A. Cohen ("Mr. Cohen"), SAC Capital Advisors, SAC Capital Management and SAC Capital Associates beneficially own 1,735,800 shares of common stock, Sigma Management beneficially owns 918,861 shares of common stock and Mr. Cohen beneficially owns 2,654,661 shares of common stock. More detailed disclosure on the direct ownership of and the allocation of investment and voting power of the shares of common stock among these entities and persons is provided in the Schedule 13G filing. The address of the principal business office of SAC Capital Advisors and Mr. Cohen is 72 Cummings Point Road, Stamford, Connecticut 06902. The address of the principal business office of SAC Capital Management and Sigma Management is 540 Madison Avenue, New York, New York 10022. The address of the principal business office of SAC Capital Associates is P.O. Box 58, Victoria House, The Valley, Anguilla, British West Indies.

(7)
Includes 776,803 shares of common stock issuable upon exercise of stock options and 157,384 restricted shares.

(8)
Includes 114,796 shares of common stock issuable upon exercise of stock options and 14,616 restricted shares.

(9)
Includes 7,855 shares of common stock, 168,447 shares of common stock issuable upon exercise of stock options and 29,533 restricted shares.

(10)
Includes 76,150 shares of common stock issuable upon exercise of stock options and 28,589 restricted shares.

(11)
Includes 11,240 shares of common stock issuable upon exercise of stock options.

(12)
Includes 1,630 shares of common stock, 13,274 shares of common stock issuable upon exercise of stock options and 419,188 shares beneficially owned by Cross Atlantic Partners IV, K/S and 76,658 shares owned by Nordea Bank Danmark A/S. Cross Atlantic has voting and dispository authority over the shares owned Nordea Bank. Dr. Panem is a partner of Cross Atlantic Partners and exercises investment and voting power over these shares. Dr. Panem disclaims beneficial ownership of these shares, except to the extent of her pecuniary interest therein.

(13)
Includes 8,706 shares of common stock issuable upon exercise of stock options, 407,854 shares beneficially owned by Vector Later-Stage Equity Fund II (QP), L.P., and 135,947 shares beneficially owned by Vector Later-Stage Equity Fund II, L.P. Mr. Phillips is a Managing Director of Vector Fund Management and exercises investment and voting power over these shares. Mr. Phillips disclaims beneficial ownership of these shares. The address of Vector Fund Management is 1751 Lake Cook Road, Suite 350, Deerfield, IL 60015.

(14)
Includes 33,511 shares of common stock issuable upon exercise of stock options.

(15)
Includes 41,284 shares of common stock issuable upon exercise of stock options.

(16)
Includes 10,731 shares of common stock issuable upon exercise of stock options.

(17)
Includes 13,461 shares of common stock, 8,586 shares of common stock issuable upon exercise of stock options and 3,846 restricted shares.

INFORMATION CONCERNING EXECUTIVE OFFICERS

        Set forth below is information regarding each individual serving as an executive officer as of December 31, 2007.

Name	Age	Position(s)
Ron Cohen, M.D.	52	President, Chief Executive Officer and Director
Andrew R. Blight, Ph.D.	57	Chief Scientific Officer
David Lawrence, M.B.A.	50	Chief Financial Officer
Jane Wasman, J.D.	51	Executive Vice President, General Counsel and Corporate Secretary

        Ron Cohen, M.D., is President, CEO and founder of Acorda Therapeutics, Inc., a public biotechnology company developing therapies for spinal cord injury, multiple sclerosis and other disorders of the central nervous system. Dr. Cohen previously was a principal in the startup of Advanced Tissue Sciences, Inc., a biotechnology company engaged in the growth of human organ tissues for transplantation uses. Dr. Cohen received his B.A. degree with honors in Psychology from Princeton University, and his M.D. from the Columbia College of Physicians & Surgeons. He completed a residency in Internal Medicine at the University of Virginia Medical Center, and is Board Certified in Internal Medicine. Dr. Cohen is Chairman Emeritus of the board of the New York Biotechnology Association. He also serves on the Health Care Governing Body and the Emerging Company Section of the Board of the Biotechnology Industry Organization (BIO). He also serves on the Scientific Advisory Board of the Daniel Heumann Fund and as a member of the Columbia-Presbyterian Health Sciences Advisory Council. Dr. Cohen is a recipient of the 2007 Ernst & Young Entrepreneur of the Year Award for the New York Metropolitan Region, and an inductee into the National Spinal Cord Injury Association's "Spinal Cord Injury Hall of Fame."

        Andrew R. Blight, Ph.D., has been our Chief Scientific Officer since January 2004 and previously served as our Executive Vice President, Research and Development from 2000 to 2004, and Vice President, Research and Development, from 1998 to 2000. Prior to joining Acorda, Dr. Blight spent approximately six years as Professor and Director of the Neurosurgery Research Laboratory at the University of North Carolina at Chapel Hill. Dr. Blight held prior academic positions at Purdue University and New York University. Dr. Blight is a leader in SCI pathophysiology research and has made several important contributions to the field, particularly on the role of demyelination in SCI. He also pioneered the therapeutic application of 4-AP in SCI animal models and in human clinical trials. Dr. Blight is a member of the editorial board of the Journal of Neurotrauma and has served as a member of the NIH NSDA review committee. He was previously Secretary, Treasurer and Vice President of the National Neurotrauma Society. Dr. Blight received his B.S. in Zoology and his Ph.D. in Zoology/Neurobiology from the University of Bristol, U.K.

        David Lawrence, M.B.A., has been our Chief Financial Officer since January 2005. He previously served as our Vice President, Finance from January 2001 through 2004, and Director, Finance from 1999 to 2001. From 1991 to 1999, Mr. Lawrence held several positions for Tel-Air Communications, Inc. including Vice President and Controller. Prior to Tel-Air, he held financial management positions of Controller and Finance Manager for Southwestern Bell and Metromedia Telecommunications, respectively. Mr. Lawrence received his undergraduate degree in Accounting from Roger Williams College, and an M.B.A in Finance from Iona College. Mr. Lawrence is a founding member and currently serves on the board of directors as Treasurer of The Brian Ahearn Children's Fund.

        Jane Wasman, J.D., has been our Executive Vice President, General Counsel and Corporate Secretary since May 2004. From 1995 to 2004, Ms. Wasman held various leadership positions at Schering-Plough Corporation, including Staff Vice President and Associate General Counsel responsible for legal support for U.S. Pharmaceuticals operations, including sales, marketing and compliance; FDA regulatory matters; global research and development; and corporate licensing and business development. She served as Staff Vice President, International in 2001 and as Staff Vice President, European Operations—Legal from 1998 to 2000. Previously, Ms. Wasman specialized in litigation at Fried, Frank, Harris, Shriver & Jacobson. She also served as Associate General Counsel to the U.S. Senate Committee on Veteran's Affairs. Ms. Wasman graduated Magna Cum Laude and Phi Beta Kappa from Princeton University and earned her J.D. from Harvard Law School. Ms. Wasman is a member of the board of directors of the New York Biotechnology Association.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee
Sandra Panem, Ph.D.
Steven M. Rauscher
Wise Young, Ph.D., M.D.

COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation Committee has the responsibility to review, approve and recommend for the approval of the full Board the annual compensation and compensation procedures for our Named Executive Officers (as defined below in the section titled "Executive Compensation").

Compensation Philosophy and Objectives

        The primary objective of our compensation program, including compensation for our Named Executive Officers, is to align compensation opportunities with individual performance and achievement of our overall corporate and financial results. It is designed to tie annual and long-term cash and stock incentives to the achievement of established goals and to align executives' incentives with the creation of value for our stockholders. To achieve these objectives, the Compensation Committee strives to implement and maintain compensation plans that tie a substantial portion of executives' overall compensation to key strategic goals. For example, each Named Executive Officer's cash bonus and equity awards are dependent partly on performance in achieving established corporate goals. The Compensation Committee also evaluates individual executive performance with the goal of setting compensation at levels that the Committee believes are comparable with the levels of executive compensation at other companies in the biotechnology industry of similar size and stage of development, while taking into account our relative performance and strategic goals.

        A further objective of our compensation program is to attract and retain highly talented, qualified executives who are dedicated to our mission and culture. We also endeavor to ensure that our compensation program is perceived as fundamentally fair to all stakeholders.

Setting Executive Compensation

        With the objectives described above in mind, the Compensation Committee has retained Arnosti Consulting Inc. ("Arnosti Consulting") to conduct an annual review of the total compensation program for our Named Executive Officers, as well as for other officers and key employees. Arnosti Consulting also provides the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for our Named Executive Officers and to confirm that our compensation program is competitive with the market. The Compensation Committee reviews several salary surveys when making compensation decisions, including surveys produced by Radford Surveys + Consulting and Equilar, Inc. The committee also reviews a competitive analysis of relevant peers prepared by Arnosti Consulting that compares each element of total compensation against a group of publicly-traded and privately-held biotechnology companies. The companies used in this analysis are companies against which the Compensation Committee believes Acorda Therapeutics competes both for talent and for stockholder investment. Comparable companies are also chosen based on revenues and size of employee population. For the 2007 year-end compensation program, over 60 comparable companies were used as a basis for comparing base salaries and over 30 comparable companies were used for comparison of long-term incentive plans.

        The Compensation Committee's outside consultant, Arnosti Consulting, Inc. will be conducting a competitive analysis to provide information for setting appropriate levels and mix of 2008 year-end cash and equity awards for Named Executive Officers and other senior managers.

Elements of Compensation

        The compensation of Named Executive Officers consists of the following elements:

        Base Salary:    Base salaries for our Named Executive Officers are established taking into account the scope of the executive's responsibilities, the individual's qualifications and experience and the compensation paid by comparable biotechnology companies for similar positions. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions with similar responsibilities and experience at comparable companies.

        Base salaries are reviewed annually as part of our performance review process and are adjusted to realign salaries with market levels, with appropriate consideration paid to individual responsibilities, performance and experience. For 2007 salaries, this review occurred in the fourth quarter of 2006 and the first quarter of 2007, with new salaries taking effect as of January 1, 2007.

        During this review of base salaries for Named Executive Officers, the Compensation Committee primarily considers:

  •
  market data gathered both internally and by the Compensation Committee's outside consultant;

  •
  internal review of each executive's compensation, both individually and relative to other officers; and

  •
  individual performance of the executive.

        Based on the criteria listed above, base salaries for each Named Executive Officer (other than the President and Chief Executive Officer) are recommended by the President and Chief Executive Officer and sent to the Compensation Committee for approval. Once approved by the Compensation Committee, the recommendations are then presented to the full Board for final approval. The Compensation Committee recommends a base salary for the President and Chief Executive Officer to the full Board for approval.

        Cash Bonus Program:    In addition to base salaries, we believe that performance-based cash bonuses play an important role in providing incentives to our Named Executive Officers to achieve defined annual goals. In the first quarter of the year, the Board works collaboratively with management in developing a detailed set of overall corporate performance goals tied to that year's operating plan. For 2007, six corporate goals were established and used as a basis of awarding cash bonuses. These goals were as follows: (1) increase sales of Zanaflex Capsules®, (2) achieve progress on our clinical trials and complete our Thorough QT study of Fampridine-SR by year-end, (3) select one preclinical product for further advancement by year-end, (4) advance a business development project, (5) achieve internal controls compliance by year-end and achieve year-end financial goals based on our operating plan, and (6) retain high potential employees. These goals, as well as individual executive goals, are weighted in developing a program that can be utilized to measure performance at year-end. Bonus amounts are generally set near the median for target bonus amounts for comparable companies, based both on our internal research and the information provided by the Compensation Committee's outside consultant. Based on the overall grade granted by the Board and the individual performance level of each executive, bonuses may be above or below those median target bonus amounts at the discretion of the Board. Bonuses are paid to our Named Executive Officers in the first quarter of the following year.

        At the end of each year, the Board, upon recommendation of the Compensation Committee, determines the level of achievement for each corporate goal and awards an overall grade for the achievement of corporate goals. Final determination of bonus amounts is then based on the achievement of these corporate goals and an assessment of the Company's overall success as well as an assessment of each individual's performance.

        In December 2007, the Compensation Committee and the Board determined that corporate performance in 2007 merited a "B" grade (on a scale of "A" to "C," where "A" meant that we achieved all of our corporate goals for the year). Based on "A" to "C" tables approved by the Board earlier in the year, as well as the individual performance of each executive, this grade resulted in cash bonuses for the Named Executive Officers who were in office throughout 2007 in an amount ranging from 22.0% to 43.18% of their base salaries. The individual cash bonuses were 43.18% of the 2007 salary paid to the President and Chief Executive Officer, 22.0% of the 2007 salary paid to the Chief Scientific Officer, 23.5% of the 2007 salary paid to the Chief Financial Officer and 30.0% of the 2007 salary paid to the Executive Vice President, General Counsel and Corporate Secretary. The Compensation Committee and the Board decided to award the President and Chief Executive Officer a cash bonus higher than the rest, given his range of responsibility and his influence on the overall results of the Company.

        Equity Awards:    We believe that providing a significant portion of our Named Executive Officers' total compensation package in stock options and other equity awards, such as restricted stock, aligns the incentives of our executives with the interests of our stockholders and with our long-term success. The Compensation Committee and the Board develop their equity award determinations based on their judgments as to whether the complete compensation packages provided to our executive officers, including prior equity awards, are sufficient to retain, motivate and adequately reward the executive officers. This judgment is based on benchmarking information provided both by the Company and by the Compensation Committee's outside compensation consultant and also includes a recommendation by the President and Chief Executive Officer for all vice presidents and above, including the Named Executive Officers.

        We grant equity awards under our 2006 Employee Incentive Plan, as amended, which serves as the successor to the Company's 1999 Employee Stock Option Plan, as amended. This plan was adopted by our Board to permit the grant of stock options, stock appreciation rights, restricted stock, performance shares and other share-based awards to our directors, officers, employees, independent contractors, agents and consultants.

  Stock Options

        Stock Options are granted to our Named Executive Officers in order to provide incentives for long-term creation of stockholder value. Stock options only have value to the extent that the price of Acorda Therapeutics' common stock appreciates relative to the exercise price. The exercise price is the market price of our common stock on the Nasdaq Global Market at the close of business on the date of grant. The Compensation Committee generally reviews the stock option position of each Named Executive Officer on an annual basis.

        Stock option grants are approved by the Compensation Committee and generally by the full Board as well. With respect to option grants to our Named Executive Officers other than our President and

Chief Executive Officer, a recommendation is made by our President and Chief Executive Officer to the Compensation Committee. The Compensation Committee recommends stock option grants for the President and Chief Executive Officer to the full Board for approval. Stock option grants are typically approved at the end of the year or in the first quarter of the following year, principally based on the individual performance of each recipient and the Company's performance in the prior year. Options typically vest quarterly over four years and have a ten-year term. The Company does not grant discounted options, nor does it re-price outstanding options. The Company does not backdate or grant options retroactively. In addition, the Company does not coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information.

        The Company calculates the accounting cost of equity-based long-term incentive awards under SFAS No. 123 ("SFAS 123R"), Share Based Payment. As such, the grant date accounting fair value, which is fixed at date of grant, is expressed over the vesting period. Consistent with the SEC regulations, the 2007 compensation expense associated with any outstanding equity grants for our Named Executive Officers is presented in the Summary Compensation Table.

        Total outstanding unexercised stock options grants are shown in the Outstanding Equity Awards at December 31, 2007. The ultimate value to the employee is determined at the time of exercise. Stock option exercises are taxed at the applicable income tax rates and the Company receives a corresponding tax deduction.

  Restricted Stock

        Restricted stock is also granted to provide long-term incentive creation of stockholder value and to retain top-performing and critical employees. Restricted stock awards may work in conjunction with stock option grants to provide long-term incentives to executive officers. Restricted stock grants are approved by the Compensation Committee and generally by the full Board as well. With respect to restricted stock grants to our Named Executive Officers other than our President and Chief Executive Officer, a recommendation is made by our President and Chief Executive Officer to the Compensation Committee. Restricted stock grants are subject to periodic vesting, with the applicable vesting schedules determined by the Board after a recommendation from the Compensation Committee.

        The Company calculates the accounting cost of equity-based long-term incentive awards under SFAS No. 123 ("SFAS 123R") Share Based Payment. As such, the grant date accounting fair value, which is fixed at date of grant, is expressed over the vesting period. Consistent with the SEC regulations, the 2007 compensation expense associated with any outstanding equity grants for the officers is presented in the Summary Compensation Table.

        Total outstanding unvested restricted shares held by our Named Executive Officers are shown in the Outstanding Equity Award at December 31, 2007 table.

        In March 2008, on the recommendation of the Compensation Committee, and following discussion by the full Board, the Board approved equity awards for each of our current Named Executive Officers based on their 2007 performance and the Company's performance during that year. These awards included a combination of restricted stock and options and were made in a ratio (based on shares of common stock) of one share of restricted stock for every 2.5 option shares, which the Compensation Committee determined represented a 50/50 split in value between options and restricted stock. The stock options vest quarterly in equal installments over four years and have an exercise price equal to the closing price of our common stock on the Nasdaq Global Market on March 5, 2008 (the grant date) and expire ten years after the grant date. Restricted stock was also granted to our current Named Executive Officers on March 5, 2008, subject to vesting in three installments as follows: one-third on December 1, 2008, one-third on December 1, 2009 and one-third on December 1, 2010.

        The specific number of shares covered by these awards were as follows: Ron Cohen, President and Chief Executive Officer, an option to purchase 62,500 shares and 25,000 shares of restricted stock; Andy Blight, Chief Scientific Officer, an option to purchase 34,000 shares and 13,600 shares of restricted stock; David Lawrence, Chief Financial Officer, an option to purchase 31,000 shares and 12,400 shares of restricted stock; and Jane Wasman, Executive Vice President, General Counsel and Corporate Secretary, an option to purchase 37,500 shares and 15,000 shares of restricted stock.

Tax and Accounting Considerations

        We have structured our compensation program to comply with Section 409A. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

EXECUTIVE COMPENSATION

        The following table provides certain summary information concerning the compensation earned in 2007 by our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers who served as executive officers during the year ended December 31, 2007. We refer to the officers listed in the table below collectively as our "Named Executive Officers."

2007 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	All other Compensation ($)		Total ($)
Ron Cohen, M.D.	2007	$440,000	$190,000	(2)	$634,254	$453,273	$6,750	(6)	$1,724,277
President and Chief Executive Officer	2006	370,000	225,000	(3)	634,254	181,968	—		1,411,222
David Lawrence M.B.A	2007	236,600	55,366	(2)	156,456	396,564	6,750	(6)	851,736
Chief Financial Officer	2006	204,000	95,000	(3)	156,456	173,268	—		628,724
Andrew R. Blight, Ph.D.	2007	275,100	60,522	(2)	237,213	409,439	6,750	(6)	989,024
Chief Scientific Officer	2006	236,000	120,000	(3)	237,213	137,830	—		731,043
Mary Fisher(4)	2007	161,222	—		167,949	501,734	16,793	(5)	847,698
Chief Operating Officer	2006	265,000	119,000	(3)	382,988	317,254	—		1,084,242
Jane Wasman, J.D.	2007	270,000	81,000	(2)	189,057	340,906	6,750	(6)	887,713
Executive VP, General Counsel & Corporate Secretary	2006	248,000	105,000	(3)	189,057	118,449	—		660,506

(1)
Represents the compensation cost recorded in the year shown for all stock awards or option awards outstanding during the year shown, in accordance with SFAS 123R. The method and assumptions used to calculate the value of the stock awards and option awards granted to our Named Executive Officers are discussed in note 2 to our financial statements.

(2)
2007 bonus paid in 2008.

(3)
2006 bonus paid in 2007.

(4)
Ms. Fisher resigned as an officer and employee of the Company in July 2007.

(5)
Includes accrued vacation time of $12,595 paid upon Ms. Fisher's resignation in July 2007 and 401(k) match of $4,198 (see note 6).

(6)
Effective January 1, 2007, the Company amended its 401(k) plan to include an employer match contribution to employee deferrals. For each dollar an employee invests up to 6% of his or her earnings, the Company contributes an additional 50 cents into the funds.

Stock Option Information for the Year Ended December 31, 2007

        The following table sets forth information regarding plan-based awards to our Named Executive Officers in 2007.

2007 Grants of Plan-Based Awards Table

Name and Principal Position	Grant Date(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
Ron Cohen, M.D. President and Chief Executive Officer	—	—	—	—
David Lawrence M.B.A Chief Financial Officer	2/14/07	63,183	$22.13	$946,481
Andrew R. Blight, Ph.D. Chief Scientific Officer	2/14/07	77,340	22.13	1,158,583
Mary Fisher(1) Chief Operating Officer	2/14/07	67,010	22.13	1,003,810
Jane Wasman, J.D. Executive VP, General Counsel & Corporate Secretary	2/14/07	63,183	22.13	946,481

(1)
Resigned in July 2007.

        The following table provides information regarding each unexercised stock option held by each of our Named Executive Officers as of December 31, 2007.

Outstanding Equity Awards at December 31, 2007

	Option Awards						Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)
Ron Cohen, M.D. President and Chief Executive Officer	38,728 6,410 569,307 38,461 35,245 5,607 37,185 156 19,892	— — — — 16,020 7,209 47,815 344 86,202	(1) (1) (1) (1) (1)	— — — — — — — — —	$2.60 2.60 2.60 2.60 8.14 6.00 5.85 8.50 15.49	1/1/2011 12/31/2011 9/11/2013 10/17/2013 1/1/2015 2/15/2016 3/17/2016 9/25/2016 12/21/2016	16,274 — — — — — — — —	(2)	$357,377 — — — — — — — —
David Lawrence M.B.A Chief Financial Officer	1,150 2,564 18,176 52,582 7,668 12,468 156 11,847	— — — 17,527 9,859 16,032 344 42,756	(1) (1) (1) (1) (1)	— — — — — — — —	2.60 2.60 2.60 8.14 6.00 5.85 8.50 22.13	1/1/2011 12/31/2011 9/5/2013 1/1/2015 2/15/2016 3/17/2016 9/25/2016 2/14/2017	4,015 — — — — — —	(3)	88,169 — — — — — —
Andrew R. Blight, Ph.D. Chief Scientific Officer	2,564 1,923 78,777 39,254 5,725 14,218 156 14,501	— — — 13,084 7,360 18,282 344 62,839	(1) (1) (1) (1) (1)	— — — — — — — —	2.60 2.60 2.60 8.14 6.00 5.85 8.50 22.13	1/1/2011 12/31/2011 9/11/2013 1/1/2015 2/15/2016 3/17/2016 9/25/2016 2/14/2017	6,087 — — — — — —	(3)	133,671 — — — — — —
Mary Fisher(4) Chief Operating Officer	—	—		—	—	—	—		—
Jane Wasman, J.D. Executive VP, General Counsel & Corporate Secretary	30,799 4,896 12,468 156 11,847	13,990 6,296 16,032 344 51,336	(1) (1) (1) (1) (1)	— — — — —	8.14 6.00 5.85 8.50 22.13	1/1/2015 2/15/2016 3/17/2016 9/25/2016 2/14/2017	9,702 — — — —	(3)	213,056 — — — —

(1)
Each of these options is subject to a four-year vesting schedule and vests in equal quarterly installments. The vesting commencement dates of such options are as follows: Dr. Cohen, January 1, 2005, February 15, 2006, February 10, 2006, September 25, 2006 and January 1, 2007, respectively; Dr. Blight, January 1, 2005, February 15, 2006, February 10, 2006,September 25, 2006 and January 1, 2007, respectively; Ms. Wasman, January 1, 2005, February 15, 2006, February 10, 2006, September 25, 2006 and January 1, 2007, respectively; and Mr. Lawrence, January 1, 2005, February 15, 2006, February 10, 2006, September 25, 2006 and January 1, 2007, respectively.

(2)
This restricted stock award is subject to vesting over a four-year period as follows: the first installment, which otherwise would have vested on June 30, 2007, because the vesting date occurred during a "blackout" period under our insider trading policy, vested on the first day following termination of the blackout period. The first vested installment was calculated as the total number of shares covered by the award multiplied by a fraction, the numerator of which is the number of months from the vesting commencement date to the date on which the first installment of restricted shares vested, or the "initial vesting date," and the denominator is 48. All remaining restricted shares vest in equal quarterly installments, measured from the vesting commencement date, except that for any partial quarter in which the initial vesting date occurs, the unvested portion of shares remaining for that quarter will vest at the end of such quarter.

(3)
These restricted stock awards are subject to vesting over a four-year period as follows: the first installment vested on November 6, 2006, which was the first day after termination of a company blackout period following the public announcement of clinical data from our Fampridine-SR Phase 3 trial in MS. All remaining restricted shares vest in equal quarterly installments, measured from the vesting commencement date. The vesting commencement date for each of these individuals was March 9, 2004, with the exception of Ms. Wasman, whose vesting commencement date was May 10, 2004.

(4)
Resigned in July 2007.

        The following table provides information on option exercises with respect to our common stock in 2007 by each of the Named Executive Officers.

2007 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ron Cohen, M.D. President and Chief Executive Officer	—	—	55,603 55,603 55,603 55,602 5,425 16,274	$974,165 954,147 916,893 966,919 87,017 325,317
David Lawrence M.B.A Chief Financial Officer	7,000	$143,181	4,015 4,014 4,015 4,014	79,377 73,175 64,401 80,240
Andrew R. Blight, Ph.D. Chief Scientific Officer	3,044 3,366	45,904 58,299	6,087 6,086 6,087 6,086	120,340 110,948 97,635 121,659
Mary Fisher (1) Chief Operating Officer	6,637 7,241 16,300 10,134 11,900 7,500 17,800 25,900 14,562 19,504 13,622	109,816 119,320 255,191 146,723 147,521 90,845 178,622 241,440 134,164 167,405 108,655	9,827 9,827	194,280 179,146
Jane Wasman, J.D. Executive VP, General Counsel & Corporate Secretary	—	—	4,851 4,851 4,851 4,851	109,875 115,017 83,243 90,083

(1)
Resigned in July 2007.

Executive Employment Agreements

        We have entered into employment agreements with our current Named Executive Officers, the terms of which are summarized below.

        We are a party to an employment agreement with Dr. Cohen that governs the terms and conditions of his employment as our President and Chief Executive Officer. The employment agreement originally provided for a base annual salary of $280,000, subject to annual increases and bonuses at the discretion of the Board. Dr. Cohen's current base salary, as approved by the Board, is $460,000. Dr. Cohen is eligible to receive annual performance-based stock options to purchase common stock in an amount recommended by the Compensation Committee and approved by the Board based on Dr. Cohen's individual performance and the achievement of our goals and objectives.

        Dr. Cohen's employment agreement is subject to automatic successive one-year renewal periods unless either Dr. Cohen or we give the other written notice at least 60 days prior to the expiration date that Dr. Cohen or we do not intend to renew the contract. Dr. Cohen's employment agreement has been renewed effective January 1, 2008 for a one-year period.

        We are party to an employment agreement with Mr. Lawrence that governs the terms and conditions of his employment as our Chief Financial Officer. The employment agreement originally provided for a base annual salary of $180,000, subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. His current base salary, as approved by the Board, is $252,400.

        We are party to an employment agreement with Dr. Blight that governs the terms and conditions of his employment as our Chief Scientific Officer. The employment agreement originally provided for a base annual salary of $215,000, subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. His current base salary, as approved by the Board, is $295,000.

        We are party to an employment agreement with Ms. Wasman that governs the terms and conditions of her employment as our Executive Vice President, General Counsel and Corporate Secretary. The employment agreement originally provided for a base annual salary of $225,000, subject to annual review by Dr. Cohen and by the Compensation Committee of the Board. Her current base salary, as approved by the Board, is $325,000.

        Pursuant to their employment agreements, Dr. Blight, Mr. Lawrence and Ms. Wasman are eligible to receive an annual bonus and to receive annual performance-based stock options to purchase common stock, stock appreciation rights awards and/or restricted stock awards of common stock in an amount to be recommended by the Compensation Committee and approved by the Board based on their respective performances and upon the achievement of our goals and objectives. Each of the employment agreements expires on December 19, 2008 but shall be automatically renewed for successive one year terms unless either we or they provide written notice of non-renewal at least 60 days prior to the expiration of the then-current term.

Executive Officer Severance Plans

        In the event we terminate the agreement with Dr. Cohen without cause, or if Dr. Cohen voluntarily terminates the agreement with good reason, we are obligated to make severance payments equal to 15 months' base annual salary and COBRA premium payments for the severance period plus a bonus equal to his prior year's bonus pro rated for the number of days worked prior to termination. This amount would be paid in a lump sum in the seventh month after such termination. In such event, all of Dr. Cohen's options will become immediately exercisable and shall remain exercisable for 48 months following the termination date or for a lesser period, to the extent necessary to comply with U.S. tax law.

        If Dr. Cohen's employment terminates for death or disability, we are obligated to pay his base salary for three months and his COBRA premiums for the COBRA coverage period. This amount would be paid, in case of death, within thirty days after death and, in case of disability, in a lump sum in the seventh month after such termination. In either such event, 65% of his outstanding options will become immediately vested and remain exercisable for 48 months following such termination or for a lesser period, to the extent necessary to comply with U.S. tax law.

        If Dr. Cohen voluntarily terminates his employment without good reason following a "change in control" (as defined in his employment agreement), we are obligated to make severance payments equal to 12 months' base annual salary and COBRA premium payments for the severance period and he is entitled to receive a bonus equal to his prior year's bonus pro rated for the number of days worked prior to termination. This amount would be paid in a lump sum in the seventh month after such termination. In addition, if the "change in control" constitutes a "reorganization event" (as defined in the Company's 2006 Employee Incentive Plan), 100% of his outstanding options, restricted stock and any other awards issued under the 2006 Employee Incentive Plan will become immediately vested; otherwise only 65% of his unvested awards will become immediately vested. If the "change in control" constitutes a "Change in Control" (as defined in the Company's 1999 Employee Stock Option Plan), 100% of his outstanding options, restricted stock and any other awards issued under the 1999 Employee Stock Option Plan will become immediately vested. All vested options will remain exercisable for 48 months following termination or for a lesser period, to the extent necessary to comply with U.S. tax law. Following his termination of employment, Dr. Cohen will remain subject to confidentiality, non-competition and non-solicitation covenants for one year in the case of non-competition and non-solicitation and five years in the case of confidentiality.

        In the event we terminate our employment agreement with Dr. Blight, Mr. Lawrence or Ms. Wasman without cause, or if one of them voluntarily terminates his or her agreements with good reason, we are obligated to make severance payments equal to nine months base annual salary, in the case of Dr. Blight, and seven months base annual salary, in the case of Mr. Lawrence and Ms. Wasman, as well as COBRA premium payments for the severance period. In such event, all options, stock appreciation rights awards and restricted stock awards that have vested as of the termination date shall remain exercisable for 90 days following such date, or for a lesser period, to the extent necessary to comply with U.S. tax law. All unvested options, stock appreciation rights awards and stock awards will be cancelled on the date of termination.

        If Dr. Blight, Mr. Lawrence or Ms. Wasman voluntarily terminates his or her employment with good reason or if we terminate his or her employment without cause within 18 months after a "change in control" (as defined in their employment agreements), we are obligated to make severance payments equal to one year's base annual salary, in the case of Dr. Blight, and nine months base annual salary, in the case of Mr. Lawrence and Ms. Wasman, in each case paid in a lump sum within 30 days after termination, as well as COBRA premium payments for the severance period plus a bonus equal to a prior year's bonus pro rated for the number of days worked prior to termination. We are also obligated to pay salary earned but not paid, vacation and sick leave days that have accrued, and reimbursable business expenses incurred through the date of termination. In addition, if the "change in control" constitutes a "reorganization event" (as defined in the Company's 2006 Employee Incentive Plan), 100% of the outstanding options and restricted stock and any other awards issued under the 2006 Employee Incentive Plan then held by each such executive officer will become immediately vested; otherwise, not less than 50% of the unvested awards will become immediately and full vested. If the "change in control" constitutes a "Change in Control" (as defined in the Company's 1999 Employee Stock Option Plan), 100% of outstanding options, restricted stock and any other awards issued under the 1999 Employee Stock Option Plan then held by each such executive officer will become immediately vested. All vested options will remain exercisable for 18 months following such date, or for a lesser period, to the extent necessary to comply with U.S. tax law. All unvested options, stock appreciation rights awards and stock awards will be cancelled on the date of termination.

        The following table and summary set forth potential payments payable to our Named Executive Officers upon termination of employment or a change in control. The table below reflects amounts payable to our Named Executive Officers assuming their employment was terminated as of December 31, 2007.

Potential Payments Upon Termination or Change in Control

Name and Principal Position	Benefit	Termination Without Cause or Voluntary Termination by Executive With Good Reason		Voluntary Termination by Executive Without Good Reason Following a change in Control	Termination Without Cause or Voluntary Termination by Executive With Good Reason Following a change in Control(1)
Ron Cohen, M.D. President and Chief Executive Officer	Salary Bonus Option and award acceleration Benefits continuation	$550,000 225,000 1,327,383 11,969		$440,000 225,000 862,799 11,969	$550,000 225,000 1,327,383 11,969

	Total value:	2,114,353		1,539,769	2,114,353
David Lawrence M.B.A. Chief Financial Officer	Salary Bonus Option and award acceleration Benefits continuation	138,017 — — 9,735	(1) (1)	— — — —	177,450 120,000 1,046,416 12,517

	Total value:	147,752		—	1,331,382
Andrew R. Blight, Ph.D. Chief Scientific Officer	Salary Bonus Option and award acceleration Benefits continuation	206,325 — — 4,104	(1) (1)	— — — —	252,175 120,000 1,203,006 5,016

	Total value:	210,429		—	1,580,197
Jane Wasman, J.D. Executive VP, General Counsel & Corporate Secretary	Salary Bonus Option and award acceleration Benefits continuation	157,500 — — 3,192	(1) (1)	— — — —	202,500 105,000 1,060,273 4,104

	Total value:	160,692		—	1,371,877

(1)
Shall be reduced by 50% in the event the executive obtains other employment during the severance period, except that Dr. Cohen is entitled to retain payment of his base salary without regard to any subsequent employment he may obtain.

Other Compensation

        All of our executives are eligible to participate in our health and welfare benefit plans. These plans are available to all employees and do not discriminate in favor of executive officers. It is generally our policy to not extend significant perquisites to our executives that are not available to all of our employees. We have no current plans to make changes to levels of benefits and perquisites provided to executives.

Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee currently determines the compensation levels of our executive officers as described above. None of our executive officers has served as a director or member of the Compensation Committee, or other committee serving an equivalent function, of any entity of which an executive officer is expected to serve as a member of our Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of beneficial ownership of common stock (Forms 3, 4, and 5) with the SEC. Officers, directors, and greater-than-ten percent stockholders are required to furnish us with copies of all such forms that they file.

        To our knowledge, based solely on our review of the copies of Forms 3, 4 and 5, and amendments thereto, received by us during or with respect to the year ended December 31, 2007, all filings applicable to our officers, directors, greater-than-ten percent stockholders and other persons subject to Section 16 of the Securities Exchange Act of 1934 were timely.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In 2007, we did not engage in any transactions with our directors or executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of these persons.

        Through approval by the Audit Committee, the Board has adopted a written policy setting forth procedures to be followed in connection with the review, approval or ratification of "related party transactions." "Related party transaction" refers to any transaction, arrangement or relationship (except as noted below) in which we or our subsidiary is a participant, where the amount involved is expected to exceed $10,000, and in which any of the following has a direct or indirect material interest: any director, executive officer, beneficial owner of more than 5% of our common stock or their immediate family members, or any entity in which any of the foregoing is employed, is a partner or principal, owns beneficially more than 5% or, in the case of a non-profit organization, has a substantial relationship. Related party transactions exclude (i) compensation of directors and executive officers that is required to be disclosed in our SEC filings, (ii) certain transactions below a defined threshold with entities in which the related party is not an executive officer and does not beneficially own at least 10%, (iii) transactions in which the related party's benefit is proportionate to other stockholders, and (iv) certain charitable contributions below a defined threshold.

        The Audit Committee is responsible for the review, approval or ratification of all related party transactions. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party and the extent of the related party's interest in the transaction.

        If the Audit Committee decides not to approve a transaction, the Committee will notify the CEO and President and the General Counsel, who will ensure that the transaction is not entered into unless the concerns expressed by the Committee are addressed to its satisfaction. If the Audit Committee decides not to ratify a transaction, it will also notify the CEO and President and the General Counsel, and provide its recommendation for how to address such transaction (including if necessary and possible, terminating the transaction), and such officers will implement the Audit Committee's decision.

AUDIT COMMITTEE REPORT

        The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to: (1) the Company's accounting and financial reporting principles and policies and its internal controls and procedures; (2) the Company's financial statements and financial information to be provided to the stockholders; and (3) the independence, qualifications and performance of the Company's independent auditors and the independent audit.

        The Audit Committee is comprised of Messrs. Randall (chairperson), Phillips and Smith, each of whom has been determined independent by the Board. In addition, upon review of Mr. Randall's and Mr. Smith's background and experience, the Board has designated them as the Company's Audit Committee financial experts. The Board has adopted a written charter for the Audit Committee, which can be viewed on the Company's website at www.acorda.com, under Corporate Governance—Committee Charters.

        KPMG LLP was the principal accountant engaged to audit the financial statements of the Company for the year ended December 31, 2007. The Audit Committee has reviewed and discussed those audited financial statements with the Company's management and KPMG LLP. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with KPMG LLP its independence from the Company.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Members of the Audit Committee
Lorin J. Randall
Barclay A. Phillips
Ian Smith

PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

Ratification of Appointment of KPMG LLP

        The Audit Committee appointed KPMG LLP to serve as our independent auditors for the year ending December 31, 2008. The affirmative vote of a majority of the shares present in person or by proxy at the 2008 Annual Meeting is required to ratify the selection of KPMG LLP.

        In the event the stockholders fail to ratify the appointment, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and in the best interests of our stockholders.

        Representatives of KPMG LLP are expected to be present at the 2008 Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

        The following table sets forth the aggregate fees billed by KPMG LLP in connection with audit and other services rendered during the past two fiscal years.

Type of Fee	2007	2006
Audit Fees(1)	$582,760	$676,710
Audit-Related Fees	—	—
Tax Fees(2)	$35,500	$50,500
All other fees	—	—

Total Fees for Services Provided	$618,260	$727,210

    (1)
    Audit fees represent fees for professional services rendered for the audit of our financial statements, audit of internal control over financial reporting, review of interim financial statements and services normally provided by the independent auditor in connection with regulatory filings, and preparation of comfort letters in connection with a public offering of Acorda Therapeutics' common stock.

    (2)
    Tax Fees are fees for tax compliance.

Pre-approval Policies and Procedures

        Our Audit Committee Charter provides that the Audit Committee must pre-approve all services to be provided to the Company by KPMG LLP. All of the fees in the above table were approved by the Audit Committee.

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote FOR Proposal Two.

OTHER BUSINESS

        As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the 2008 Annual Meeting other than the items referred to above. If any other matter is properly brought before the 2008 Annual Meeting for action by stockholders, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

ADDITIONAL INFORMATION

Householding

        The SEC's rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year's Proxy Statement or Annual Report, please contact our investor relations team at 15 Skyline Drive, Hawthorne, New York 10532, telephone number (914) 347-4300, and we will promptly deliver the Proxy Statement and/or Annual Report upon your request.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in our proxy statement relating to, and for consideration at, the 2009 Annual Meeting of Stockholders, by submitting their proposals to us in a timely manner. To be considered at our 2009 Annual Meeting, nominations of persons for election to our Board and/or proposals for business to be conducted at the meeting must be properly submitted and received by us at our principal executive office at 15 Skyline Drive, Hawthorne, New York 10532, in accordance with the provisions of our Amended and Restated Bylaws not less than 90 days or more than 120 days prior June 5, 2009 and if they otherwise comply with the requirements of Rule 14a-8.

        Under our Amended and Restated Bylaws and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election to our Board or to introduce an item of business at an Annual Meeting of Stockholders. A stockholder nominating a director candidate or introducing an item of business must be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at the relevant meeting. Additionally, a director nomination or item of business must comply with the requirements as to form imposed by Sections 1.10(b) and 1.11(b), respectively, of our Amended and Restated Bylaws.

        In the event that the date of our next annual meeting is advanced by more than 20 days or delayed by more than 60 days from the anniversary date of this year's annual meeting, or in the case of an election of directors at a special meeting of stockholders, stockholders should refer to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and to Sections 1.10(b) and 1.11(b) of our Amended and Restated Bylaws for requirements as to timely notice of proposals.

Annual Report

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2007, which sets forth the entire original Annual Report on Form 10-K, is enclosed. We filed our Annual Report on Form 10-K with the SEC on March 14, 2008. Stockholders may obtain a copy of our Annual Report on Form 10-K, including the financial statements, without charge, by writing to our Investor Relations Department at our principal executive office located at 15 Skyline Drive, Hawthorne, New York 10532. Our Annual Report on Form 10-K and the other filings that we make with the SEC can also be accessed on our website at www.acorda.com. We will also furnish any exhibit to our Annual Report on Form 10-K, as amended, if specifically requested.

Code of Ethics

        Our Code of Ethics applies to all our directors and officers and other employees. Any waiver of this Code for executive officers, senior financial officers or directors requires the express written approval of the Board or the Audit Committee. As required by applicable law, we will promptly disclose to our stockholders any waivers granted to any of our executive officers, senior financial officers or directors. Our Code of Ethics can be accessed on our website at www.acorda.com.

Please complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the 2008 Annual Meeting.

                      By the Order of the Board of Directors,

                      Jane Wasman
                       Executive Vice President,
                      General Counsel and Corporate Secretary

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	PROXY Acorda Therapeutics, Inc.
				For	Withhold	For All
ANNUAL MEETING OF STOCKHOLDERS		Vote on Directors		All	All	Except
MAY 21, 2008		1.	To elect three Class III directors to serve until the 2011 Annual Meeting of Stockholders:	☐	☐	☐

The undersigned stockholder of Acorda Therapeutics, Inc. (the ‘Company”) hereby constitutes and appoints  Ron Cohen and Jane Wasman his or her true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Westchester Marriott, 670 White Plains Road, Tarrytown, New York 10591 at 2:00 p.m. local time, on May 21, 2008 or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the AnnualMeeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

Nominees:
01) Ron Cohen, M.D.
02) Lorin J. Randall
03) Steven M. Rauscher

INSTRUCTIONS: To withhold authority to vote for any Individual nominee, mark “For All Except” and write that nominee’s name in the space provide below.

Vote on Proposals
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS				For	Against	Abstain
		2.	To ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008.	☐	☐	☐
		3.	To transact such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐
			PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.			☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE
Please be sure to sign and date this Proxy in the box below.	Date	UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

WHETHER OF NOT YOU PLAN TO ATTEND THE ANNUAL
MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS
PROXY CARD PROMPTLY BY USING THE ENCLOSED
POSTAGE-PAID ENVELOPE.
Stockholder sign above	Co-holder (if any) sign above
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Detach above card, sign, date and mail in postage paid envelope provided.

Acorda Therapeutics, Inc.

Please complete, date and sign exactly as name(s) appear(s) on this proxy card and return the proxy card promptly using the enclosed envelope.
When shares held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as are such.
If the signer is a corporation, please sign full corporate name by duty authorized officer, giving full title as such, and affix corporate seal. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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ACORDA THERAPEUTICS, INC. 15 Skyline Drive, Hawthorne, New York 10532
ACORDA THERAPEUTICS, INC. 15 Skyline Drive, Hawthorne, New York 10532
TABLE OF CONTENTS
PROPOSAL ONE: ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
INFORMATION CONCERNING EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS
OTHER BUSINESS
ADDITIONAL INFORMATION